Exhibit 8.1

Subsidiaries of the Registrant

The following are the subsidiaries of the Registrant:

1.	DLP Capital LLC (Delaware)
2.	MPB Capital LLC ( Texas)
3.	DLP Par Participações S.A. (Brazil)
4.	StoneCo Brasil Participações S.A. (Subsidiary of DLP Capital LLC and in process to be merger into Stone Pagamentos S.A.) (Brazil)
5.	Stone Pagamentos S.A. (Subsidiary of DLP Capital LLC after the merger of StoneCo Brasil) (Brazil)
6.	STNE Participações S.A. (Subsidiary of DLP Capital LLC) (Brazil)
7.	STNE Participações em Tecnologia S.A. (Subsidiary of DLP Capital LLC) (Brazil)
8.	MNLT Soluções de Pagamento S.A. (Subsidiary of Stone Pagamentos S.A.) (Brazil)
9.	Pagar.me Pagamentos S.A. (Subsidiary of Stone Pagamentos S.A.) (Brazil)
10.	Stone Sociedade de Crédito Direto S.A. (Subsidiary of Stone Pagamentos S.A.) (Brazil)
11.	TAG Tecnologia para o Sistema Financeiro S.A. (Subsidiary of STNE Participações em Tecnologia S.A.) (Brazil)
12.	Buy4 Processamento de Pagamentos S.A. (Subsidiary of STNE Participações S.A.) (Brazil)
13.	Buy4 Sub LLC (Subsidiary of Buy4 Processamento de Pagamentos S.A.) (Texas)
14.	Cappta S.A. (Subsidiary of STNE Participações S.A.) (Brazil)
15.	Collact Serviços Digitais S.A. (Subsidiary of STNE Participações S.A.) (Brazil)
16.	Equals S.A. (Subsidiary of STNE Participações S.A.) (Brazil)
17.	Linked Gourmet Soluções para Restaurantes S.A. (Subsidiary of STNE Participações S.A.) (Brazil)
18.	Mundipagg Tecnologia em Pagamento S.A. (Subsidiary of STNE Participações S.A.) (Brazil)
19.	PDCA S.A. (Subsidiary of STNE Participações S.A.) (Brazil)
20.	STN Benefícios S.A. (Subsidiary of STNE Participações S.A.) (Brazil)
21.	Stone Franchising Ltda. (Subsidiary of STNE Participações S.A.) (Brazil)
22.	Stone Logística Ltda. (Subsidiary of STNE Participações S.A.) (Brazil)
23.	VHSYS Sistemas de Gestão S.A. (Subsidiary of STNE Participações S.A.) (Brazil)
24.	Alpha-Logo Serviços de Informática S.A. (Subsidiary of STNE Participações S.A.) (Brazil)
25.	Trinks Serviços de Internet S.A. (Subsidiary of STNE Participações S.A.) (Brazil)
26.	TAPSO - Fundo de Investimento em Direitos Creditórios (Brazil)
27.	FIDC AR1 (Brazil)
28.	FIDC AR2 (Brazil)
29.	Soma Fundo de Investimentos em Direitos Creditórios (Brazil)
30.	Soma II Fundo de Investimentos em Direitos Creditórios (Brazil)